--------------------------------------------------------------------------------
                              NORTH VALLEY BANCORP
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                             880 East Cypress Avenue
                            Redding, California 96002



Dear Shareholders:

      The 2000 Annual Meeting of Shareholders of North Valley Bancorp will be held at 4:30 p.m. on Tuesday, May 30, 2000, in Administration, North Valley Bank, 880 East Cypress Avenue, Redding, California. In connection with the Annual Meeting, we are enclosing the following:

      1.   Notice of Annual Meeting of Shareholders.

      2.   Proxy Statement.

      3.   Proxy.

      4.   Annual Report to Shareholders.

      We encourage you to read all of the enclosed materials carefully and invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please return the Proxy, properly completed and executed, as promptly as possible so that your shares may be represented at the Annual Meeting.

      As an added convenience, a shareholder can choose to vote by telephone by calling the toll-free number indicated on the Proxy. If you vote by telephone, you do not need to return the Proxy. Please refer to the Proxy Statement for a more complete description of the voting by telephone procedures.

      We appreciate your support and look forward to seeing you at the Annual Meeting on Tuesday, May 30, 2000.

                               Cordially,



                               Rudy V. Balma
                               Chairman of the Board

                               Michael J. Cushman
                               President

                              NORTH VALLEY BANCORP

                    Notice of Annual Meeting of Shareholders
                              Tuesday, May 30, 2000
                                    4:30 P.M.


TO THE SHAREHOLDERS:

      The Annual Meeting of Shareholders of North Valley Bancorp, a California corporation (the "Corporation"), will be held in Administration, North Valley Bank, 880 East Cypress Avenue, Redding, California, on Tuesday, May 30, 2000, at 4:30 p.m., for the following purposes:

      1. To elect the following eight (8) nominees as Directors of the Corporation:

           Rudy V. Balma            Dan W. Ghidinelli
           William W. Cox           Thomas J. Ludden
           Michael J. Cushman       Douglas M. Treadway
           Royce L. Friesen         J. M. ("Mike") Wells, Jr.

      2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Corporation for 2000.

      3. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      Section 15 of the By-laws of the Corporation provides for the nomination of Directors, as follows:

      Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for election of directors; provided however, that if less than 21 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these By-laws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee.

      Only shareholders of record at the close of business on April 14, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                               By Order of the Board of Directors,



                               J. M. ("Mike") Wells, Jr.
                               Secretary

Redding, California
April 28, 2000

      WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU VOTE BY TELEPHONE, AS DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE, YOU DO NOT NEED TO RETURN THE PROXY.

                              NORTH VALLEY BANCORP
                             880 EAST CYPRESS AVENUE
                            REDDING, CALIFORNIA 96002
                                 (530) 221-8400

                                 PROXY STATEMENT

      The enclosed proxy (the "Proxy") is solicited on behalf of the Board of Directors of North Valley Bancorp, a California corporation (the "Corporation"), for use at the Annual Meeting of Shareholders to be held in Administration, North Valley Bank, 880 East Cypress Avenue, Redding, California, at 4:30 p.m., on Tuesday, May 30, 2000 and any adjournment or postponement thereof (the "Meeting"). Only shareholders of record at the close of business on April 14, 2000 (the "Record Date"), will be entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Corporation had outstanding 3,715,818 shares of its common stock, no par value (the "Common Stock"). This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 28, 2000.

      On each matter submitted to a shareholder vote, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock outstanding in the holder's name on the books of the Corporation as of the Record Date. At the 1998 Annual Meeting of Shareholders, the Corporation's Articles of Incorporation were amended to provide that no holder of any class of stock of the Corporation shall be entitled to cumulate votes in connection with any election of Directors of the Corporation. Therefore, in the election of Directors, each outstanding share of Common Stock is entitled to cast one vote for as many separate nominees as there are Directors to be elected. The nominees who receive the most votes for the number of positions to be filled are elected Directors. With regard to Proposal 2 herein, the affirmative vote of a majority of the votes cast is required for approval of such proposal.

      Shareholders of record may vote their proxies by telephone or mail. A toll-free telephone number is included on the Proxy. Any person submitting a Proxy in the form accompanying this Proxy Statement has the power to revoke or suspend such Proxy prior to its exercise. A Proxy is revocable prior to the Meeting by a written directive to the Corporation, or by a duly executed Proxy bearing a later date, delivered to the Secretary of the Corporation. A Proxy may also be revoked if the shareholder is present and elects to vote in person at the Meeting.

      Any shareholder may choose to vote shares of Common Stock by telephone, by calling the toll-free number (at no cost to the shareholder) indicated on the Proxy. Telephone voting is available 24 hours per day. Easy to follow voice prompts allow a shareholder to vote shares and to confirm that instructions have been properly recorded. The Corporation's telephone voting procedures are designed to authenticate the identity of shareholders by utilizing individual control numbers. If a shareholder votes by telephone, there is no need to return the Proxy.

      The Corporation will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. The Corporation will reimburse brokerage houses, fiduciaries, custodians and others holding stock in their names or names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such stock. In addition to the solicitation of Proxies by use of the mail, some of the officers, directors and employees of the Corporation may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Corporation will bear. The Corporation may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The total expense of this solicitation will be borne by the Corporation and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy solicitation firm engaged by the Corporation.

      Each Proxy will be voted as directed by the shareholder submitting the Proxy, and, if no instructions are given on the Proxy, it will be voted "FOR" the election of the eight nominees for Director recommended by the Board of Directors, "FOR" ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Corporation for the 2000 fiscal year, all as described in the Proxy Statement; and, at the proxy holders' discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting). A majority of the shares entitled to vote, represented either in person or by a properly executed Proxy, will constitute a quorum at the Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Abstentions will be included in tabulations of the votes cast on proposals presented to the shareholders and therefore will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal.

      A copy of the Annual Report of the Corporation for the fiscal year ended December 31, 1999, including audited financial statements (the "Annual Report"), is enclosed. Additional copies of the Annual Report are available upon request to J. M. ("Mike") Wells, Jr., Secretary of the Corporation. A COPY OF THE CORPORATION'S 1999 ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO MR. WELLS, C/O NORTH VALLEY BANCORP, 880 EAST CYPRESS AVENUE, REDDING, CALIFORNIA 96002.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      The By-laws of the Corporation provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may, in the discretion of the Chairman of the Meeting, be disregarded, and, upon his instruction, the inspectors of election shall disregard all votes cast for such nominee(s).

      The By-laws of the Corporation provide that the authorized number of Directors shall be not less than six (6) nor more than eleven (11). The exact number of members of the Board of Directors has been set at eight (8) and, therefore, the number of Directors to be elected at the Meeting and to hold office until their successors have been elected and qualified is eight (8).

      At the Special Meeting of Shareholders of the Corporation held on March 28, 2000, the shareholders approved certain amendments to the Articles of Incorporation and By-laws of the Corporation concerning the classification of the Board of Directors. Such amendments provide that, in the event that the authorized number of Directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors. Directors in Class I shall initially serve for a term expiring at the 2001 annual meeting of shareholders, directors in Class II shall initially serve for a term expiring at the 2002 annual meeting of shareholders, and directors in Class III shall initially serve for a term expiring at the 2003 annual meeting of shareholders. Thereafter, each director shall serve for a term ending at the third annual shareholders meeting following the annual meeting at which such director was elected.

      Such amendments to the Articles of Incorporation and By-laws were proposed, and adopted, in contemplation of the merger transactions contained in the Agreement and Plan of Reorganization and Merger, as amended, between the Corporation and Six Rivers National Bank. Pursuant to such Agreement, upon consummation of such merger transactions, the authorized number of the Corporations' Directors would be set at ten (10) and two of the incumbent directors of Six Rivers National Bank would be appointed to the resulting vacancies on the Board. One such director would become a Class II Director of the Corporation and the other such director would become a Class III Director of the Corporation. Delores M. Vellutini has been tentatively selected for appointment as the Class II Director and Kevin D. Hartwick has been tentatively selected for appointment as the Class III Director. The consummation of such merger transactions is not expected to occur prior to the date of the Meeting (May 30, 2000).

      The amendments to the Articles of Incorporation and By-laws approved by the shareholders at the March 28, 2000 special meeting of shareholders provide that, in the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9) members, the board of directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. In accordance with the circumstances described in the foregoing paragraph, therefore, for purposes of this Meeting, the Board of Directors has been divided into two classes, designated Class I and Class II. All nominees for election as Class I Directors will serve for a term of one (1) year and all nominees for election as Class II Directors will serve for a term of two (2) years (subject to expansion of the Board, as discussed below).

      All Proxies will be voted for the election of the following eight (8) nominees recommended by the Board of Directors, unless authority to vote for the election of any or all Directors is withheld. All of the nominees are incumbent Directors.

           Class I Directors              Class II Directors
           -----------------              ------------------


           Rudy V. Balma                  William W. Cox
           Royce L. Friesen               Michael J. Cushman
           Thomas J. Ludden               Dan W. Ghidinelli
           Douglas M. Treadway            J. M. ("Mike") Wells, Jr.

If any of the nominees should unexpectedly decline or be unable to act as a Director, the Proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above. The eight candidates receiving the highest number of votes will be elected.

      Upon consummation of the merger transactions with Six Rivers National Bank, which is presently expected to occur on or before July 31, 2000, unless such date is extended by mutual agreement of the Corporation and Six Rivers National Bank, the Board of Directors will be increased to ten (10) members and the Board of Directors will be divided into three classes: Class I, Class II and Class III. As provided in the amended Articles of Incorporation and By-laws of the Corporation, the directors in Class I shall initially serve for a term of one (1) year; the directors in Class II shall initially serve for a term of two
(2) years; and the directors in Class III shall serve for a term of three (3) years. Each director elected at an annual meeting thereafter, beginning with the annual meeting of shareholders to be held in 2001, shall serve for a term of three years. Set forth below is the anticipated composition of directors following consummation of the merger transactions with Six Rivers National Bank:

      Class I Directors        Class II Directors        Class III Directors
      -----------------        ------------------        -------------------

      Rudy V. Balma            William W. Cox             Michael J. Cushman
      Royce L. Friesen         Thomas J. Ludden           Dan W. Ghidinelli
      Douglas M. Treadway      Delores M. Vellutini*      J. M. Wells, Jr.
                                                          Kevin D. Hartwick*

--------------------------------
      *Currently a Director of Six Rivers National Bank

      Accordingly, a vote for the eight (8) nominees listed above for two-year staggered terms (Class I and Class II) also constitutes a vote for the same eight (8) nominees with three-year staggered terms (Class I, Class II and Class
III), subject to consummation of the merger transactions with Six Rivers National Bank and the appointment of two directors of Six Rivers National Bank to the Corporation's Board of Directors. If the merger transactions with Six Rivers National Bank are not consummated, or if the authorized number of Directors is not increased to at least nine (9) members, then the Board of Directors shall continue with Class I and Class II directors (with two-year staggered terms), as set forth above, in accordance with the provisions of the Corporation's amended Articles of Incorporation and Bylaws.

      In summary: RUDY V. BALMA, ROYCE L. FRIESEN and DOUGLAS M. TREADWAY are each nominated to serve a term of one year; THOMAS J. LUDDEN is nominated to serve a term of one year or two years; WILLIAM W. COX is nominated to serve a term of two years; and MICHAEL J. CUSHMAN, DAN W. GHIDINELLI and J. M. ("MIKE") WELLS, JR. are each nominated to serve a term of two years or three years.

      The Board of Directors recommends a vote "FOR" each of the eight (8) nominees listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To the knowledge of the Corporation, as of the Record Date, no person or entity was the beneficial owner of more than five percent (5%) of the outstanding shares of the Corporation's Common Stock, except as described below and in the following tables. For the purpose of this disclosure and the disclosure of ownership of shares by management, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) within 60 days of the Record Date.

                                                Amount and
                     Name and Address            Nature of             Percent
Title of Class      of Beneficial Owner     Beneficial Ownership      of Class
--------------      -------------------     --------------------      --------

Common Stock    Banc Fund                          206,576              5.6%
                c/o The Banc Funds Company LLC
                208 South LaSalle Street
                Chicago, IL 60604

      The following table sets forth certain information regarding ownership of the Corporation's Common Stock with respect to each Director, each person nominated for election as a Director and each executive officer named in the Summary Compensation Table elsewhere herein, as well as for all other executive officers and for all current Directors and executive officers as a group. All of the shares of Common Stock of the Corporation shown in the following table are owned both of record and beneficially, except as indicated in the notes to the table, as of April 14, 2000. The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, careful attention should be given to the footnote references set forth in the column "Amount and Nature of Beneficial Ownership."

Name and Address of                                   Amount and Nature of         Percent
Beneficial Owner               Position              Beneficial Ownership(1)     of Class(2)
----------------               --------              -----------------------     -----------
Rudy V. Balma              Chairman of the Board           252,205(3)(4)             6.8

Sharon L. Benson           Senior Vice President            11,434                     *
                           and Chief Financial
                           Officer

William W. Cox             Director                         15,696                     *

Michael J. Cushman         President and Chief             196,619(3)                5.3
                           Executive Officer, Director

Royce L. Friesen           Director                          8,810                     *

Dan W. Ghidinelli          Director                         45,712(5)                1.2

Thomas J. Ludden           Director                         34,908                     *

Jack R. Richter            Senior Vice President            14,400                     *
                           and Chief Operating Officer

Douglas M. Treadway        Director                         15,120                     *

J.M. ("Mike") Wells, Jr.   Director, General Counsel       251,227(3)(6)             6.8
                           and Secretary

Eric J. Woodstrom          Senior Vice President             4,000                     *
                           and Chief Credit Officer

All directors and executive officers as a group
(11 persons) (7)                                           516,073(8)               13.9(9)

---------------------
(1) Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting and investment power with a spouse, sole investment and voting power is held by the beneficial owner of all shares unless noted otherwise. Includes stock options granted pursuant to the North Valley Bancorp 1989 Director Stock Option Plan, the North Valley Bancorp 1998 Employee Stock Incentive Plan and the North Valley Bancorp 1999 Director Stock Option Plan with: 13,400 shares exercisable within 60 days of the

      Record Date by Mr. Balma; 8,000 shares exercisable within 60 days of the Record Date by Mrs. Benson; 13,400 shares exercisable within 60 days of the Record Date by Mr. Cox; 19,000 shares exercisable within 60 days of the Record Date by Mr. Cushman; 23,200 shares exercisable within 60 days of the Record Date by Mr. Ghidinelli; 13,398 shares exercisable within 60 days of the Record Date by Mr. Ludden; 12,000 shares exercisable within 60 days of the Record Date by Mr. Richter; 13,600 shares exercisable within 60 days of the Record Date by Mr. Treadway; 30,096 shares exercisable within 60 days of the Record Date by Mr. Wells; and 2,000 shares exercisable within 60 days of the Record Date by Mr. Woodstrom.

(2) Includes stock options exercisable within 60 days of the Record Date. An "*" indicates less than one percent.

(3) Includes 167,029 shares for each of Messrs. Balma, Cushman and Wells relative to the North Valley Bancorp Employee Stock Ownership Plan. Messrs. Balma, Cushman and Wells constitute the Administrative Committee
      (ESOP) and have authority to instruct the ESOP Trustee with regard to voting of these shares. Messrs. Balma, Cushman and Wells, as members of the Administrative Committee (ESOP), disclaim beneficial ownership with respect to all those shares. Mr. Cushman, Mrs. Benson, Mr. Richter and Mr. Woodstrom are participants in the ESOP.

(4) Includes 71,776 shares held by The Balma Family Trust, of which Mr. Balma is trustee.

(5) Includes 18,312 shares held by The Balma Grandchildren Trust, of which Mr. Ghidinelli is a trustee and as to which Mr. Ghidinelli disclaims beneficial ownership.

(6) Includes 53,102 shares held by The Wells Family Trust, of which Mr. Wells is trustee. Includes 1,000 shares held by Mr. Wells' spouse and as to which Mr. Wells disclaims beneficial ownership.

(7)   This group includes all current executive officers and Directors.

(8) See footnotes 3 through 6. Excludes 167,029 shares relative to Messrs. Balma, Cushman and Wells. Includes 35,094 shares subject to options exercisable within 60 days of the Record Date by the Directors under the 1989 Director Stock Option Plan; 72,000 shares subject to options exercisable within 60 days of the Record Date by the Directors under the 1999 Director Stock Option Plan; and 41,000 shares subject to options exercisable within 60 days of the Record Date by Sharon Benson and Messrs. Cushman, Richter and Woodward under the 1998 Employee Stock Incentive Plan.

(9) In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

      Certain information with respect to the Directors, nominees for Director and the current executive officers of the Corporation and its banking subsidiary, North Valley Bank (the "Bank"), is provided below:

      Rudy V. Balma (age 71), the Chairman of the Board of Directors and a Director of the Corporation since 1982, is a retired licensed funeral director and President of Redding Memorial Park, doing business as Redding Cemetery and McDonald's Chapel.

      Sharon L. Benson (age 47) has been Senior Vice President & Chief Financial Officer of the Corporation and its subsidiaries since July 1997. Prior to that, she was Vice President, Accounting, of the Bank since December 1990.

      William W. Cox, CRE, CCIM (age 52), a Director of the Corporation since February 1997, has been owner and President of Cox Real Estate Consultants, Inc., since April 1996. From October 1987 to August 1996, he was President and 50% owner of Haedrich & Cox, Inc., a real estate brokerage company.

      Michael J. Cushman (age 45) was promoted and appointed President & Chief Executive Officer of the Corporation and its subsidiaries on February 10, 1999. Prior to that and from the time he joined North Valley Bank on March 23, 1998, he served as Senior Vice President & Chief Business Banking Officer. From March 1995 through March 1998, he was a self-employed investor, and from November of 1994 through March of 1995 served as Vice President of Tri-Counties Bank, who acquired Country National Bank in November of 1994 where Mr. Cushman served as President & Chief Executive Officer since September of 1992.

      Royce L. Friesen, RPh., (age 61) is Chairman of the Board of Owens Healthcare in Redding, California, having previously served as President, Chief Executive Officer and owner since 1968. Owens Healthcare, a management company, was formed to provide support and coordination among ten retail and home care pharmacies located throughout Northern California.

      Dan W. Ghidinelli (age 52), a Director of the Corporation since 1993, has been a Certified Public Accountant and partner with Nystrom & Company LLP since 1974.

      Thomas J. Ludden (age 67), a Director of the Corporation since 1991, is a retired educator in the Weaverville School District in Trinity County, California, owner of the Tri-L Ranch, a tree farm, since 1956, and retired owner and President of Ludden & Co., Inc., a dry goods and clothing business located in Weaverville, California. He has also served as Trustee for the Shasta-Tehama-Trinity JCCD since 1967, and as Trustee for the Lions Eye Foundation CA/NEV since July 1988.

      Jack R. Richter (age 53) has served as the Bank's Senior Vice President & Chief Operating Officer since October 1999. Prior to that he served as Senior Vice President & Chief Credit Officer since joining the Bank on April 14, 1998. From February 1996 until April 1998 he was Relationship Manager for Tri-Counties Bank in Redding; and from February 1990 until February 1996, Mr. Richter served as Senior Business Banking Officer for Bank of California in Redding, California.

      Douglas M. Treadway (age 57), a Director of the Corporation since February 1997, is President of Shasta College and has served in that capacity since 1994. From 1991 to 1994, he was Chancellor for the North Dakota University System.

      J. M. ("Mike") Wells, Jr. (age 59), the General Counsel and Secretary of the Board of Directors of the Corporation and a member of the Board of Directors since 1982, is an attorney with Wells, Small, Selke & Graham, a Law Corporation, located in Redding, California. Mr. Wells has practiced law with that firm since 1972.

      Eric J. Woodstrom (age 41) has served as Senior Vice President & Chief Credit Officer since joining the bank in October 1999. Prior to joining the Bank, Mr. Woodstrom served in executive management roles in Southern California community banks and was a manager in the Los Angeles office of the Secura Group, a leading bank consulting company, where he provided risk management consulting services to financial services companies throughout the United States. He began his banking career with the Office of the Comptroller of the Currency with almost eight years experience as a National Bank Examiner.

      None of the Corporation's Directors is a director of any other reporting company. There are no family relationships between any of the Directors and executive officers of the Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors of the Corporation and of the Bank have established an Audit Committee. As of April 14, 2000, the members of the Audit Committee are Messrs. Balma, Cushman (ex-officio), Ghidinelli (Chairman), Friesen, and Ludden. The Audit Committee met four times during 1999. The functions of the Audit Committee are to recommend the appointment of and to oversee a firm of independent public accountants whose duty is to audit the books and records of the Corporation for the fiscal year for which it is appointed, to review and analyze the reports of the Corporation's independent public accountants, to analyze the results of internal and regulatory examinations, to monitor the effectiveness of the Corporation's accounting system and financial reporting and to interface with the Corporation's independent public accountants concerning additional specific engagements requested by the Corporation.

      The Corporation has a Director Replacement Committee, or nominating committee, which recommends and nominates qualified individuals to serve on the Corporation's Board of Directors. Committee members are Balma, Cushman, Ghidinelli (Chairman) and Wells. The Committee met one time during 1999. See the Notice of Annual Meeting of Shareholders for procedures for submitting nominations.

      The Corporation has an Executive Committee, the current members of which are Messrs. Balma, Cox, Cushman (Chairman), Friesen, Ghidinelli, Ludden, Treadway and Wells. The functions of the Executive Committee are to review and make decisions on actions that are required between regular Board Meetings. The Executive Committee met thirteen times during 1999.

      The entire Board of Directors of the Corporation performed the function of a compensation committee during 1999, which was to determine annual compensation for executive officers of the Corporation and its subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the fiscal year 1999, Mr. Cushman participated in deliberations of the Corporation's Board of Directors concerning executive officer compensation for all executive officers excluding himself.

MEETINGS OF THE BOARD OF DIRECTORS

      During 1999, the Board of Directors held twelve regularly scheduled meetings and two special meetings. In 1999, each Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he was a Director) and the total number of meetings of Committees of the Board of Directors on which such Director served (during the periods that he served).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's Directors and executive officers and persons who own more than 10% of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, Directors and greater than 10% shareholders are required by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

      To the Corporation's knowledge, based solely on a review of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, Directors and 10% shareholders were complied with on a timely basis.

                             EXECUTIVE COMPENSATION

      The following Summary Compensation Table sets forth the compensation of the President and Chief Executive Officer of the Corporation and the Bank and the other most highly compensated executive officers (whose total annual salary and bonus exceeds $100,000) for services in all capacities to the Corporation, the Bank and other subsidiaries during 1999, 1998 and 1997:

                    SUMMARY COMPENSATION TABLE


                                                    Long-Term
                                                  Compensation
                          Annual Compensation        Awards
                    ------------------------------ ----------

                                                    Secur-   All
                                                    ities    Other
Name and                              Other Annual  Under-   Compen-
Principal           Salary    Bonus   Compensation  Lying    sation
Position(1)  Year    (2)       (3)        (4)      Options   (5)(6)
-----------  ----   -------  -------  ------------ -------   -------

Michael J.   1999   $140,000 $25,000      $ 1,435   22,500  $ 4,988
Cushman
President &  1998   $ 96,000 $    -0-     $   547   25,000  $    -0-
Chief
Executive    1997        N/A
Officer

Martin R.    1999   $175,000 $    -0-     $    -0-      -0- $    -0-
Sorensen
(Former)     1998   $175,000 $40,000      $ 2,619   50,000  $ 2,000
President &
Chief        1997        N/A
Executive
Officer

Jack R.      1999   $ 89,258 $25,000      $   410   10,000  $ 3,544
Richter
Senior Vice  1998   $ 85,008 $    -0-     $    -0-  20,000  $    -0-
President &
Chief        1997        N/A
Operating
Officer

-------------------
(1) Mr. Sorensen served as President & Chief Executive Officer of the Bank and the Corporation from February 1998 until his resignation effective on December 18, 1998, and continued to be compensated in 1999 as disclosed elsewhere herein. Mr. Cushman, hired in March 1998 as Senior Vice President & Chief Business Banking Officer of the Bank, was promoted by the Board of Directors in February 1999 to President & Chief Executive Officer of the Corporation and the Bank at a salary of $140,000 per year. Mr. Richter joined the Corporation and the Bank during 1998. Eric J. Woodstrom, not shown on the above compensation table, joined the Corporation and the Bank in October of 1999 at a salary of $96,000 per year and was paid a bonus of $5,000 in January 2000.

(2) Base salary includes 401(k) Plan and Executive Deferred Compensation Plan ("EDCP") contributions made by the officers.

(3)   Includes bonus amounts in the year paid, rather than in the year earned.

(4) Represents the cost of a company car for Messrs. Cushman and Richter.

(5) Represents matching contributions made by the Corporation under the Corporation's 401(k) Plan, and make-up contributions made by the Corporation under the EDCP.

(6) Includes an annual allocation of Common Stock under the ESOP for 1999.


      The following table describes stock options granted pursuant to the North Valley Bancorp 1998 Employee Stock Incentive Plan to the persons named in the Summary Compensation Table during the fiscal year ended December 31, 1999:

                                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realizable Value
                                                                                        at Assumed Annual Rates
                                                                                      of Stock Price Appreciation
                                   Individual Grants                                       for Option Term(2)
-----------------------------------------------------------------------------------  ------------------------------
              Number of      Percent of
             Securities    Total Options                Market
             Underlying       Granted to   Exercise or Price on
                Options      Employees In  Base Price   Date of     Expiration
Name            Granted      Fiscal Year     ($/Sh)      Grant          Date            0%         5%         10%
----         ----------    --------------  ----------- --------     ----------       -------    --------   --------
Michael J.      22,500(1)        14.2%       $12.875    $12.875   February 16, 2009  $   -0-    $159,713   $393,380
Cushman

Jack R.         10,000(1)         6.3%       $12.875    $12.875   February 16, 2009  $   -0-    $ 70,984   $174,836
Richter

---------------------
(1) Options were granted to Messrs. Cushman and Richter under the North Valley Bancorp 1998 Employee Stock Incentive Plan at 100% of the fair market value of the Corporation's Common Stock on the date of grant. See the discussion of the 1998 Employee Stock Incentive Plan below.

(2) The 0%, 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for the Corporation's Common Stock.

      The following table sets forth the stock options exercised in 1999 and the December 31, 1999 unexercised value of both vested and unvested stock options for each of the persons named in the Summary Compensation Table:

                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                 FISCAL YEAR END OPTION VALUES

                        Shares                         Number of Securities Underlying       Value of Unexercised In-The-Money
                       Acquired           Value     Unexercised Options at Fiscal Year End    Options at Fiscal Year End (1)
                       Acquired           Value     --------------------------------------   ---------------------------------
Name                 On Exercise        Realized      Exercisable        Unexercisable       Exercisable        Unexercisable
----                 -----------        --------      -----------        -------------       -----------        -------------
Michael J. Cushman         -0-          $    -0-        10,000              15,000            $   -0-             $   -0-
                           -0-          $    -0-         4,500              18,000            $   -0-             $   -0-

Jack R. Richter            -0-          $    -0-         8,000              12,000            $   -0-             $   -0-
                           -0-          $    -0-         2,000               8,000            $   -0-             $   -0-

--------------------
      (1) Based on the fair market value of the Corporation's Common Stock of $10.625 per share at December 31, 1999.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

      No employment agreement exists with any current officer of the Corporation or its subsidiaries.

      Martin R. Sorensen was appointed by the Board of Directors as the new President & Chief Executive Officer of the Corporation and its subsidiaries, and entered into an employment agreement effective February 1, 1998. Mr. Sorensen resigned from all positions with the Corporation and the Bank effective December 18, 1998, and his employment agreement was terminated pursuant to a severance agreement with the Corporation. In accordance with such agreement, Mr. Sorensen continued to receive compensation during 1999 in an amount equal to his salary for 1998.

      In the event of a sale, dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving or resulting corporation, all options outstanding under the 1989 Director Stock Option Plan, the 1998 Employee Stock Incentive Plan and the 1999 Director Stock Option Plan which at the time are not fully vested may, nonetheless, under the terms of the relevant agreement of merger or consolidation or plan of sale, liquidation or dissolution, be entitled to be exercised as if they were fully (100 percent) vested. Summary information regarding each Corporation stock option plan is set forth below in this Proxy Statement.

      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Supplemental Executive Retirement Plan (the "Executive Retirement Plan") was established by the Corporation effective October 1, 1988, for the purpose of providing supplemental retirement benefits to key employees of the Corporation and its subsidiaries designated by the Board of Directors. The Executive Retirement Plan is administered by a committee of three persons appointed by the Chairman of the Board, and is an unfunded and unsecured plan as defined in sections 201, 301 and 401 of ERISA (Employee Retirement Income Security Act of 1974).

      The Executive Retirement Plan provides for two general classes of benefits:

      (1) Retirement benefits commencing at age 65 or upon termination within two years after a change in control of the Corporation, payable monthly for not less than ten years in an amount, depending upon length of service, equal to up to 45% of the executive's highest average monthly compensation for any 36 consecutive months during his last 60 months of service. "Compensation" includes base salary and bonuses. An early retirement benefit is also available if the executive retires early between the ages of 55 and 65 after not less than ten years of service. If commencement of payment of the early retirement benefit is deferred until the executive attains age 65, it is equal to the normal retirement benefit; if payment commences prior to age 65, the monthly benefit is reduced according to a formula set forth in the Executive Retirement Plan. Optional benefit forms, such as joint/survivor annuities, are also available.

      (2) Survivor benefits payable after death occurring either while employed or after employment but before commencement of normal retirement benefits. The survivor benefit is generally equal to the greater of the normal retirement benefit which would have been payable to the executive or 36 times his highest average monthly compensation and is payable in ten equal annual installments.

      Vesting of benefits under the Executive Retirement Plan is 100% if termination occurs within 24 months after change in control of the Corporation or as a result of disability, retirement on or after the age of 65 or death. For any other reason, vesting occurs at the rate of 25% for each year of credited service. Benefits are reduced by an amount equal to 50% of the amount of any monthly primary Social Security benefit (determined at age 65) or, in the case of commencement of payment of early retirement benefits prior to age 65, by 50% of the monthly primary Social Security benefit that would become payable at age 65, determined under the terms of the Social Security Act in effect at the time early retirement benefits commence.

      As in the case of the Directors' Retirement Plan (as defined below), the Corporation (or the subsidiary responsible for payment of benefits) may purchase insurance policies or annuity contracts to provide for payment of benefits under the Executive Retirement Plan, but persons entitled to benefits have no right to such policies or contracts or other specific assets or properties of the Corporation or subsidiary unless express trusts of any such assets or properties have been established for the purpose of payment of benefits.

      For the year ended December 31, 1999, the Bank paid insurance premiums aggregating $51,000 in order to fund obligations under the Executive Retirement Plan, with a cash residual value of $1,124,000.

      The following table illustrates the approximate retirement income that may become payable to a key employee credited with the number of years of service shown, assuming that benefits commence at age 65 and are payable in the form of an annuity for the employee's life or for 10 years (whichever is greater):

                            ANNUAL RETIREMENT INCOME
                            Years of Credited Service

Final Average                                                        10
Compensation          2           4          6           8         or more
-------------     ---------   ---------  ---------  ---------     ----------
 $ 60,000           5,400       10,800     16,200     21,600        27,000
   80,000           7,200       14,400     21,600     28,800        36,000
  100,000           9,000       18,000     27,000     36,000        45,000
  120,000          10,800       21,600     32,400     43,200        54,000
  140,000          12,600       25,200     37,800     50,400        63,000
  160,000          14,400       28,800     43,200     57,600        72,000
  180,000          16,200       32,400     48,600     64,800        81,000
  200,000          18,000       36,000     54,000     72,000        90,000

      Messrs. Cushman and Richter are eligible for retirement benefits under this Plan.


      EXECUTIVE DEFERRED COMPENSATION PLAN. The EDCP was established by the Corporation effective January 1, 1989, in order to provide current tax planning opportunities and supplemental retirement or death benefits to Directors and selected key employees or their designated beneficiaries or surviving spouses, children or estates. It is administered by a committee of not less than three persons appointed by the Chairman of the Board of Directors. Although the EDCP is intended to be an unfunded and unsecured plan as defined in sections 201, 301 and 401 of ERISA, the employer (the Corporation or a subsidiary thereof) responsible for payment of benefits may establish trusts, which may be irrevocable but which are subject to the claims of the Corporation's creditors, to provide for payment thereof.

      Participants may elect to defer to their account under the EDCP not less than $2,400 in amount, up to 100%, of their annual compensation. The employer is required to make matching contributions in the amount of 25% of the amount deferred up to a maximum of 5% of compensation before deferrals, and may also make discretionary contributions in any amount.

      EDCP benefits are payable from participants' individual accounts upon termination within 24 months of a change of control of the Corporation or as the result of normal or early retirement, disability or death, or under other limited circumstances. Benefits are payable usually over a period of five years in the case of directors and 10 years in the case of executives, in equal monthly installments commencing on a date chosen by the participant not later than 60 days after the end of the month in which termination of service occurs. Other payment alternatives which may be elected at the discretion of the administrative committee of the EDCP include payment in a single sum or over a period of 15 years, and early withdrawals in limited amounts and hardship distributions are permitted. All amounts deferred are immediately vested at 100%; discretionary contributions are vested as set forth by agreement with the participant at the time of the related deferral, and matching contributions are vested according to the schedule set forth for matching contributions under the Corporation's Deferred Salary Profit-Sharing Thrift Plan. For the year ending December 31, 1999, the Bank paid insurance premiums of $765,000 in order to fund obligations under the EDCP, with a cash residual value of $2,695,000.

      As of December 31, 1999, the Corporation's accrued pension obligation under the Directors' Retirement Plan, the Executive Retirement Plan and the EDCP was $2,108,000.

COMPENSATION OF DIRECTORS

      GENERAL. During 1999, each Director received fees of $850 per Board Meeting attended (except that if the Director was a member of the Board of Directors of both the Corporation and the Bank, and both Boards met on the same day, the Director only received a single $850 fee for attending both meetings) and payments per Committee meeting attended of $200 (with the exception of Loan Committee, which effective in May 1998 pays $100 per meeting). As executive officers, Messrs. Cushman and Richter did not receive Director's fees. During 1999, cash compensation paid to all Directors totaled $40,100, and payment of additional Director compensation of $74,356 was deferred under the EDCP. Directors electing coverage under the group health insurance plan available to employees of the Corporation have been required to pay 100% of their premiums since January 1989.

      At a meeting of the Board of Directors on December 4, 1997, after Chairman Rudy Balma had excused himself from said meeting, the Board unanimously passed a resolution to pay Chairman Balma a sum equal to seventy-five percent (75%) of the currently established regular Board Meeting fee in addition to the regular monthly Board Meeting and committee fees, due to the amount of extra work the Chairman must necessarily perform on behalf of the Bank and the Corporation, and such additional fee remained effective throughout 1999. The total of these special fees paid through 1999 was $7,656.

      Commencing in 1998, each outside Director of the Corporation receives an award of 600 shares of Common Stock (as adjusted for the 2-for-1 stock split in October 1998) as part of his annual retainer as a Director pursuant to the 1998 Employee Stock Incentive Plan. Each award is fully vested when granted to the outside Director.

      SUPPLEMENTAL RETIREMENT PLAN FOR DIRECTORS. The Supplemental Retirement Plan for Directors (the "Directors' Retirement Plan") was established by the Corporation as of October 1, 1988 as an unfunded and unsecured plan to provide deferred compensation to Directors of the Corporation who are not also employees of the Corporation or any affiliate ("Outside Directors"). Its general purpose is to aid in retaining the services of such Outside Directors. Outside Directors with 10 years of service to the Corporation or any of its subsidiaries are eligible to receive benefits under the Directors' Retirement Plan, which benefits consist of the payment (commencing upon the earlier of death or the 72nd birthday of the Director) of $5,000 per year for 10 years to the Director, his designated beneficiaries or (in the absence of such a designation) his surviving spouse, children or estate (in that order).

      The obligation to pay benefits under the Directors' Retirement Plan is the responsibility of the Bank. The Bank is authorized to purchase life insurance policies and/or annuity contracts in order to provide for payment of its obligations under the Directors' Retirement Plan, but such obligations have only the legal status of unfunded, unsecured promises to pay money in the future, and no one entitled to receive benefits under the Directors' Retirement Plan has, as a result, any rights to such policies or contracts or other specific property or assets of the Bank unless an express trust is established for such purpose. For the year ending December 31, 1999, the Bank paid insurance premiums of $61,000 in order to fund obligations under the Directors' Retirement Plan, with a cash residual value of $831,000.

              NORTH VALLEY BANCORP 1989 DIRECTOR STOCK OPTION PLAN

      Under the North Valley Bancorp 1989 Director Stock Option Plan, as amended (the "1989 Director Plan"), which was adopted by the Board of Directors in December 1989 and by the shareholders of the Corporation at the 1990 Annual Meeting, each member of the Board of Directors, including employees who are Directors, automatically received every January a nonstatutory stock option to purchase 1,000 shares of the Corporation's Common Stock. In January 1999, each Director was granted an option to purchase 1,000 shares at an exercise price of $10.20. Effective upon adoption of the North Valley Bancorp 1999 Director Stock Option Plan, no further grants of options have been made or will be made under the 1989 Director Plan. Pursuant to the 1989 Director Plan, as of April 14, 2000, the Corporation had outstanding options to purchase 45,094 shares of Common Stock.

      Options granted under the 1989 Director Plan vest immediately as to 20%, with an additional 20% vesting on each of the first four anniversary dates following the date of grant. Such options are exercisable for a period of 10 years from the date of grant at a price which shall be 85% of the fair market value of the Corporation's Common Stock on the date of grant. The exercise price can be paid by cash, certified check, official bank check or the equivalent thereof acceptable to the Corporation. Options granted pursuant to the 1989 Director Plan automatically expire three months after termination of service as a Director for any reason other than cause, death or disability. In the case of termination of service due to death or disability, such options terminate one year from the date of such termination of service. In the event that service as a Director is terminated for cause, the options granted pursuant to the Director Plan expire 30 days after such termination.

      The 1989 Director Plan is presently administered by the Board of Directors, which has the authority to delegate some or all of its duties to a committee of the Board of Directors appointed for this purpose, which committee must be composed of not less than three members of the Board of Directors. This committee is generally authorized to administer the 1989 Director Plan in all respects, subject to the express terms of the 1989 Director Plan.

      The 1989 Director Plan provides for adjustment of and changes in the shares of Common Stock reserved for issuance in the event certain changes occur or in the event of the sale, dissolution or liquidation of the Corporation or any reorganization, merger or consolidation of the Corporation.

NORTH VALLEY BANCORP 1998 EMPLOYEE STOCK INCENTIVE PLAN

      The North Valley Bancorp 1998 Employee Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Board of Directors in February 1998 and approved by the shareholders of the Corporation at the 1998 Annual Meeting. The Stock Incentive Plan provides for awards in the form of options (which may constitute incentive stock options or non-statutory stock options to key employees) and also provides for the award of shares of Common Stock to outside directors. The shares of Common Stock authorized to be granted as options under the Stock Incentive Plan consist of 600,000 shares (as adjusted for the 2-for-1 stock split in October 1998), increased in an amount equal to 2% of shares outstanding each year, commencing January 1, 1999. The Stock Incentive Plan defines "key employee" as a common-law employee of the Corporation, its parent or any subsidiary of the Corporation, an "outside director", or a consultant or advisor who provides services to the Corporation, its parent or any subsidiary of the Corporation. For purposes of the Stock Incentive Plan, an "outside director" is defined as a member of the Board who is not a common-law employee of the Corporation, its parent or any subsidiary of the Corporation.

      On February 16, 1999, the Board approved the grant of options totaling 149,000 shares to 57 key employees of the Bank, including options for 22,500 shares to Mr. Cushman and 10,000 shares to Mr. Richter, at an exercise price of $12.875 (the market price on such date). Pursuant to the Stock Incentive Plan, as of April 14, 2000, the Corporation had outstanding options to purchase 199,500 shares of Corporation Common Stock, with 503,392 shares remaining available for grant.

      Under the Stock Incentive Plan, each outside director is eligible to receive a stock award of 600 shares (as adjusted for the 2-for-1 stock split in October 1998) of Common Stock of the Corporation as part of his or her annual retainer payment from the Corporation. Such stock award is fully vested when granted to the outside director.

      The award of Common Stock to outside directors is fully taxable at the time of the grant. The Corporation receives a deduction for this amount. If the outside director disposes of the Common Stock prior to 12 months after the date of grant, any gain (or loss) will be a short-term capital gain. If the shares are held for longer than 12 months, any gain (or loss) will be taxed at long-term capital gain rates.

      The Stock Incentive Plan is administered by a Committee appointed by the Board of Directors. As of April 14, 2000, the Committee members are Rudy V. Balma, Michael J. Cushman, William W. Cox, Royce L. Friesen, Dan W. Ghidinelli, Thomas J. Ludden, Douglas M. Treadway, and J. M. Wells, Jr. The Committee must have a membership composition which enables the Stock Incentive Plan to qualify under SEC Rule 16b-3 with regard to the grant of Options or other rights under the Stock Incentive Plan to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or determining awards or other rights under the Stock Incentive Plan to persons subject to Section 16 of the Exchange Act.

      In the event that the Corporation is a party to a merger or other reorganization, outstanding Options and stock awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Corporation (if the Corporation is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

NORTH VALLEY BANCORP 1999 DIRECTOR STOCK OPTION PLAN

      On April 1, 1999, the Board of Directors adopted the North Valley Bancorp 1999 Director Stock Option Plan (the "1999 Director Stock Option Plan"), pursuant to which all members of the Board of Directors are eligible for the grant of nonstatutory stock options to purchase shares of the Corporation's Common Stock. Nonstatutory stock options are options not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

      The 1999 Director Stock Option Plan replaced the existing North Valley Bancorp 1989 Director Stock Option Plan, as amended (the "1989 Director Plan") and was approved by the shareholders at the 1999 Annual Meeting.

      The 1999 Director Stock Option Plan is administered by the Board of Directors. All grants of options are at the discretion of the Board of Directors. The Board of Directors has the authority to delegate some or all of its duties in administering the 1999 Director Stock Option Plan to a committee of the Board of Directors appointed for this purpose, composed of not less than two members of the Board of Directors who qualify as non-employee directors. The body administering the 1999 Director Stock Option Plan is generally authorized to administer such Plan in all respects, subject to the express terms of such Plan, including the full power to make all determinations necessary or advisable for its administration.

      All members of the Board of Directors, including employees of the Corporation who are Directors, are eligible to participate in the 1999 Director Stock Option Plan. As of April 14, 2000, there were eight Directors eligible to participate in the 1999 Director Stock Option Plan.

      Directors Balma, Cox, Ghidinelli, Ludden, Treadway and Wells were each granted an option to purchase 30,000 shares in April 1999 at an exercise price per share of $10.31; and Director Friesen was granted an option to purchase 30,000 shares in July 1999 at an exercise price per share of $9.88. As of April 14, 2000, the Corporation had outstanding options to purchase 234,000 shares of Common Stock, and 129,955 shares remained available for grants under the 1999 Director Stock Option Plan.

      Shares covered by options granted pursuant to the 1999 Director Stock Option Plan are authorized but unissued shares of the Corporation's Common Stock. The maximum aggregate number of shares of Common Stock which may be optioned and sold under the 1999 Director Stock Option Plan is equal to 10 percent of the total shares of the Corporation's Common Stock issued and outstanding from time to time.

      The 1999 Director Stock Option Plan includes provisions for adjustment of and changes in the shares reserved for issuance in the event that the shares of Common Stock of the Corporation are changed into or exchanged for a different number of kind of shares of stock or other securities of the Corporation or other corporation, whether by reason or reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split or other changes.

      The 1999 Director Stock Option Plan also includes provisions regarding the sale, dissolution or liquidation of the Corporation and any reorganization, merger or consolidation in which the Corporation is not the surviving or resulting corporation. If the Corporation is not the surviving or resulting corporation, the Board of Directors shall have the power to terminate all options under the 1999 Director Stock Option Plan, provided that each optionee shall have the right prior to the effective date of such sale, dissolution, liquidation, reorganization, merger or consolidation to exercise any outstanding option in full, without regard to the option's vesting schedule.

      Options granted under the 1999 Director Stock Option Plan may only be nonstatutory stock options. Each option will be 20 percent exercisable or "vested" immediately upon the date of grant and will become further vested at the rate of 20 percent on each of the first four anniversary dates thereafter. Options are exercisable for a period of ten years after the date of grant. The exercise price for the options will be 85 percent of the fair market value of the shares on the date of grant, as determined by the Board of Directors. So long as the Corporation's Common Stock is traded on the NASDAQ National Market System, such fair market value shall be equal to the last transaction price quoted for such date by the NASDAQ National Market System.

      Each option granted under the 1999 Director Stock Option Plan has a termination date of ten years after the date of grant. In addition, each option automatically expires three months after termination of service as a Director other than for cause, except that in the case of termination of service due to mandatory retirement, death or disability, an option will remain in effect unchanged. If a Director is removed from the Board of Directors for cause, the option will expire 30 days after such termination of service.

      The Board of Directors may amend, suspend or terminate the 1999 Director Stock Option Plan at any time and for any reason. Any amendment is subject to the approval of the shareholders of the Corporation only to the extent required by applicable laws or regulations. No amendment or termination may adversely affect the rights of an optionee under a previously granted option, without the optionee's consent.

      No taxable income is recognized by an optionee upon the grant of a nonstatutory stock option under the 1999 Director Stock Option Plan. The exercise of a nonstatutory stock option granted under the 1999 Director Stock Option Plan results in the realization of ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. For federal income tax purposes, the Corporation will be entitled to a compensation expense deduction in the same amount. The 1999 Director Stock Option Plan allows an optionee to satisfy any withholding tax requirement in connection with the exercise of an option by the withholding of shares from the total number of shares issuable upon exercise of the option or by the delivery to the Corporation of shares of Corporation Common Stock that have been held by the optionee for at least six months. Any such arrangement must be acceptable to the Corporation.

                      REPORT OF THE COMPENSATION COMMITTEE

      The entire Board of Directors acts as the Corporation's compensation committee and reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer, and can, at its discretion, grant stock options to key officers of the Corporation and its affiliates who are primarily responsible for the management and growth of the Corporation's business (such options, as disclosed elsewhere herein, were granted to Messrs. Cushman and Richter during 1999). In conducting its review of salaries, the Board of Directors takes into consideration the overall performance of the Corporation and the Chief Executive Officer's evaluation of individual executive officer performance, with final decisions on base salary adjustments made in conjunction with the Chief Executive Officer.

      The Board of Directors determines the base salary for the Chief Executive Officer by: (1) examining the Corporation's performance against its preset goals, (2) examining the Corporation's performance within the banking industry,
(3) evaluating the overall performance of the Chief Executive Officer, and (4) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the banking industry in the Corporation's market area. Mr. Cushman, who was hired by the Bank in March of 1998, was promoted by the Board of Directors in February 1999 to President & Chief Executive Officer of the Bank and the Corporation with a salary of $140,000 per annum. In January 2000, the Board approved an increase in Mr. Cushman's annual salary to $175,000 and Mr. Richter's annual salary was increased to $110,000.

      The Corporation does not have a formal bonus plan. However, at its discretion, the Board of Directors can, and has since 1990, set aside a portion of the after-tax profits of the Bank which is then apportioned among the most highly compensated executive officers, including Messrs. Cushman and Richter. This is not a formal bonus plan and there is no guarantee that such bonuses will be paid in the future.

      During 1999, the entire Board of Directors acted as the Corporation's Compensation Committee.


                              NORTH VALLEY BANCORP



                            TOTAL RETURN PERFORMANCE


                            [GRAPHIC CHART OMITTED]


                                        PERIOD ENDING
                      ----------------------------------------------------------
INDEX                      12/31/94 12/31/95 12/31/96 12/31/97 12/31/98 12/31/99
--------------------------------------------------------------------------------
North Valley Bancorp        100.00   141.40   165.15     251.76   197.87  177.66
S&P 500                     100.00   137.58   169.03     225.44   289.79  350.78
Northern California Proxy   100.00   151.62   164.20     326.20   313.44  374.15
SNL $250M-$500M Bank Index  100.00   134.95   175.23     303.07   271.41  252.50



-------------------
(1) Assumes $100 invested on December 31, 1994 in the Corporation's Common Stock, the S&P 500 composite stock index, SNL Securities' Northern California Proxy index, and SNL Securities' Index, with reinvestment of dividends.

(2)   Source:  SNL Securities

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Through its banking subsidiary, North Valley Bank, the Corporation has had and expects in the future to have banking transactions, including loans and other extensions of credit, in the ordinary course of its business with many of the Corporation's Directors, executive officers, holders of five percent or more of the Corporation's Common Stock and members of the immediate family of any of the foregoing persons, including transactions with corporations or organizations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with others. Management believes that in 1999 such loan transactions did not involve more than the normal risk of collectibility or present other unfavorable features.

      J. M. "Mike" Wells, Jr., the General Counsel of the Corporation, Secretary of the Board of Directors and Director, is an attorney in the law firm of Wells, Small, Selke & Graham, a Law Corporation, which contracted to provide professional legal services to the Corporation and the Bank during 1999 and expects to provide professional legal services to them in the future. Wells, Small, Selke & Graham, a Law Corporation, received from the Bank in 1999 a total of $133,000 in legal fees and costs reimbursed.

                                 PROPOSAL NO. 2
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Deloitte & Touche LLP, which served the Corporation as independent public accountants for the 1999 fiscal year, has been selected by the Audit Committee of the Board of Directors of the Corporation as the Corporation's independent public accountants for the 2000 fiscal year. Deloitte

& Touche LLP has no interest, financial or otherwise, in the Corporation. All Proxies will be voted for the ratification of the appointment of Deloitte & Touche LLP, unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If Deloitte & Touche LLP should for any reason decline or be unable to act as independent public accountants, the Proxies will be voted for a substitute independent public accounting firm to be designated by the Audit Committee.

REQUIRED APPROVAL

      The approval of the ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent public accountants for the 2000 fiscal year requires the affirmative vote of the holders of a majority of the shares present or represented by Proxy and voting at the Meeting.

RECOMMENDATION OF MANAGEMENT

      The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP.

      A representative of Deloitte & Touche LLP is expected to attend the Meeting and will have the opportunity to make a statement if he or she desires to do so and respond to appropriate questions from shareholders present at the Meeting.

                              SHAREHOLDER PROPOSALS

      The Corporation's 2001 Annual Meeting of Shareholders will be held on May 21, 2001. Shareholder proposals must be received by the Corporation no later than December 18, 2000, to be considered for inclusion in the Proxy Statement and Proxy for the 2001 Annual Meeting of Shareholders. Management of the Corporation will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the December 18, 2000, deadline.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, Proxies solicited hereby will be voted in accordance with the judgment of the persons holding such Proxies. All shares represented by duly executed Proxies will be voted at the Meeting.

                               By Order of the Board of Directors,

                               J. M. ("Mike") Wells, Jr.,
Redding, California                 Secretary
April 28, 2000

PROXY                            NORTH VALLEY BANCORP                      PROXY

               Proxy Solicited on Behalf of the Board of Directors
                            of North Valley Bancorp
              for the Annual Meeting of Shareholders, May 30, 2000

        The undersigned holder of Common Stock acknowledges receipt of the Notice of Annual Meeting of Shareholders of North Valley Bancorp and the accompanying Proxy Statement dated April 28, 2000, and revoking any proxy heretofore given, hereby constitutes and appoints Michael J. Cushman and Sharon
L. Benson, and each of them, each with full power of substitution, as attorneys and proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of North Valley Bancorp (the "Corporation"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held in Administration, North Valley Bank, 880 East Cypress Avenue, Redding, California, on Tuesday, May 30, 2000, at 4:30 P.M., or at any postponement or adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof. All properly executed proxies will be voted as indicated.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2. WHEN THE PROXY IS PROPERLY EXECUTED, SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN IN THE PROXY, SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" PROPOSAL 2 AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

        THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                 (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------
                             ^ FOLD AND DETACH HERE ^


                                                            Withhold
                                                       For  For All                                             FOR AGAINST ABSTAIN
1. To elect as Directors the nominees set forth below: [ ]    [ ]       2.To ratify the appointment of Deloitte [ ]    [ ]    [ ]
                                                                          & Touche LLP as independent public
INSTRUCTION: To withhold authority to vote for any                        accountants for 2000.
individual nominee strike a line through the nominee's
name in the list below:

01 Rudy V. Balma, 02 William W. Cox, 03 Michael J.                      3.In their discretion the proxy holders are authorized to
Cushman, 04 Royce L. Friesen, 05 Dan W. Ghidinelli,                       vote upon such other business as may properly come before
06 Thomas J. Ludden, 07 Douglas M. Treadway, 08 J.M                       the meeting.
("Mike") Wells, Jr.
                                                                                                   I PLAN TO ATTEND THE MEETING [ ]








Signature(s)__________________________________________________________               Dated _________________________________ , 2000
Please mark, date and sign exactly as your name(s) appear(s) above.  When signing as attorney, executor, administrator, trustee or guardian, please give full title, if one or more than one Trustee, all should sign.  WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.
-----------------------------------------------------------------------------------------------------------------------------------
                                                      ^ FOLD AND DETACH HERE ^


                                                         VOTE BY TELEPHONE
                                                    QUICK *** EASY *** IMMEDIATE

                                      YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:

            1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day - 7 days a week
                              There is NO CHARGE to you for this call.- Have your proxy card in hand.
        You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

-----------------------------------------------------------------------------------------------------------------------------------
                           OPTION 1: To vote as the Board of Directors recommends on ALL proposal press 1
-----------------------------------------------------------------------------------------------------------------------------------

                                             When asked, please confirm by Pressing 1.

-----------------------------------------------------------------------------------------------------------------------------------
              OPTION 2: If you choose to vote on each Proposal separately, press 0, you will hear these instructions:
-----------------------------------------------------------------------------------------------------------------------------------

                       Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

                            To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                                Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                                             When asked, please confirm by Pressing 1.

                                     The instructions are the same for all remaining proposals.

               2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

                           NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.
                                                       THANK YOU FOR VOTING.